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                                   Nicor Inc.
                              Salary Deferral Plan







                              Amended and Restated

                            Effective January 1, 2002















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                                   Nicor Inc.

                                   Certificate

      I, Russ Strobel, Exec VP, General Counsel & Secretary of Nicor Inc., having in my custody and possession the corporate records and seal of said corporation, do hereby certify that attached hereto is a true and correct copy of the Nicor Inc. Salary Deferral Plan, as amended and restated effective as of January 1, 2002.

      WITNESS my hand and the corporate seal of said corporation this 16th day of October, 2002.

                                ----------------------------------------
                                As Aforesaid

                                     (Seal)
















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                                   Nicor Inc.

                              Salary Deferral Plan

                                   SECTION 1

                                    General


1.1 Purpose. Nicor Inc. Salary Deferral Plan (the "Plan") has been established by Nicor Inc. (the "Company") so that it, and each of its Affiliates which, with the consent of the Company, adopts the Plan may provide its eligible key management employees with an opportunity to build additional financial security, thereby aiding such companies in attracting and retaining employees of exceptional ability.

1.2 Effective Date, Duration of Plan. The "Effective Date" of the Plan is January 1, 2002, unless otherwise noted. No deferrals of compensation shall be permitted under the Plan for any Plan Year (other than the Plan Year beginning on the Effective Date) with respect to compensation otherwise payable by any Employer during that year unless the Employer has specifically adopted the Plan with respect to such year.

1.3 Affiliates and Employers. The term "Affiliate" means any corporation, trade or business during any period during which it is, along with the Company (or, before the Company was established, Northern Illinois Gas Company now doing business as Nicor Gas ("Nicor Gas")), a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and each Affiliate that adopts the Plan for the benefit of its eligible employees are referred to below collectively as the "Employers" and individually as an "Employer".

1.4 Plan Administration, Source of Benefit Payments. The authority to control and manage the operation and administration of the Plan shall be vested in the compensation committee (the "Committee") of the Board of Directors of the Company (the "Board"). In controlling and managing the operation and administration of the Plan, the Committee shall have the rights, powers and duties set forth in Section 7. The amount of any benefit payable under the Plan shall be paid from the general assets of the Employer with respect to whose employee or former employee the benefit is payable. Subject to the provisions of the Plan, the liability of an Employer (the "Original Employer") with respect to a Participant on account of reduction in the Participant's cash remuneration from the Original Employer pursuant to a Participation Election shall not be affected by the Participant's leaving the employ of such Original Employer to become an employee of another Employer or an Affiliate (the "New Employer"); provided, however, that, with the consent of the Original Employer and the New Employer, but without the consent of the Participant, the liability of the Original Employer may be transferred to the New Employer. In the event of such transfer (a) the Original Employer shall thereafter have no obligation to the Participant under the Plan; (b) the New Employer's rights and obligations with respect to the Participant shall be governed by the terms of the Plan, with the New Employer substituted for the Original Employer under the Plan; and (c) the New Employer shall not be required to give effect to the Participant's Participation Election with respect to remuneration earned at the New Employer. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Employers whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. The Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

1.5 Plan Year. The term "Plan Year" means the twelve-consecutive-month period beginning on each April 1, 1990, the nine-consecutive-month period beginning April 1, 1991 and the twelve-consecutive-month period beginning on January 1, 1992 and each January 1 thereafter.

1.6 Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

1.7 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

1.8 Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

1.9 Form and Time of Elections. Unless otherwise specified herein, each election permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times and in such form as the Committee shall require.

1.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.11 Action by Employers. Any action required or permitted to be taken by any Employer shall be by resolution of its Board of Directors, or by a duly authorized officer of the Employer.

1.12 Defined Terms. Terms used frequently with the same meaning are indicated by initial capital letters, and are defined throughout the Plan. Appendix A contains an alphabetical listing of all such terms and the subsections in which they are defined.

                                    SECTION 2

                                  Participation

2.1 Eligible Participants. Employees of any Employer who shall be eligible to participate in the Plan for any Plan Year shall be determined annually by the compensation committee of that Employer prior to the beginning of such Plan Year. Notwithstanding the foregoing provisions of this subsection 2.1, participation in the Plan shall be limited to a select group of management or highly compensated employees within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as determined by the Committee. If the Committee determines that participation in the Plan by any one or more Participants shall cause the Plan, as applied to any Employer, to be subject to Parts 2, 3 or 4 of ERISA, the entire interest of such Participant or Participants under the Plan shall be immediately paid to such Participant by the applicable Employer or Employers, or shall otherwise be segregated from the Plan in the discretion of the Committee, and such Participant or Participants shall cease to have any interest under the Plan.

2.2 Participation Elections. An individual's participation in the Plan shall be subject to the following:

(a) An employee of an Employer who, prior to the beginning of any Plan Year, has been designated by the compensation committee of such Employer as eligible to participate in the Plan for the Plan Year shall become a Participant for that year by filing a Participation Election before the first day of that year.

(b) The Participant shall elect, by his Participation Election, to have the amount of salary that would otherwise be payable to him from the Employer during each pay period
           during  the  Plan  Year  for  which  the   Participation
           Election  is in effect  reduced by an amount that is not
           less than 2 percent nor more than 10 percent (in multiples of 1 percent) of his Salary for each such pay period. If a Participant's rate of Salary changes from
           pay   period   to  pay   period,   there   shall   be  a
           corresponding change in the amount of the reduction in his cash remuneration pursuant to his Participation Election, so that the percentage of Salary subject to such election remains constant.

(c) Effective with Plan Years on or after January 1, 2002, the Participant shall elect, by his Participation Election, to have the amount of annual bonus that would otherwise be payable to him from the Employer after the end of the Plan Year for which the Participation Election is in effect reduced by an amount that is not less than 10 percent nor more than 20 percent (in multiples of 1 percent) of his annual bonus for such Plan Year.

(d)        The  Committee  may  revoke  a  Participant's   Participation
           Election as of the date on which the Participant ceases to be a member of the group of employees to which the Plan is then extended. When the Participation Election is revoked, salary reductions as previously elected will continue for the remainder of the Plan Year, however, the former Participant will not be permitted to file a Participation Election for subsequent years, unless he again becomes a member of the group of employees to which the Plan is extended.

(e) Each Participant's Participation Election shall be revoked as of the date on which a Change in Control occurs, and no new Participation Election shall be accepted for any date after the date of a Change in Control.

(f) A Participant's Participation Election for any Plan Year shall be applicable to Salary paid in that Plan Year and to Bonus for that Plan Year, but such bonus is paid after the end of the Plan Year. Except as otherwise
           provided  in  this   subsection   2.2,  a  Participant's
           Participation Election shall be irrevocable for the Plan Year to which it applies; provided, however that the Committee may grant a modification or waiver of the Participant's Participation Election upon finding that the Participant has suffered an unforeseeable financial emergency or has incurred a material change in Salary.

(g) Effective for Plan Years prior to January 1, 2002, a Participant who wishes to receive, in accordance with subsection 5.5, a distribution with respect to any
           reduction  in  his  cash  remuneration   pursuant  to  a
           Participation Election shall specify, as part of such election, the amount of such distribution and the time at which such distribution is to be made in accordance with subsection 5.5. Starting with Plan Year beginning on January 1, 2002 and for each Plan Year thereafter, this election is no longer available.

(h) A Participant may elect in accordance with the provisions of paragraph 5.9(b) to have payment of any benefits he may be entitled to receive on account of Early Retirement commence as of his Termination Date.

2.3 Salary. For purposes of the Plan, a Participant's "Salary" from any Employer means the regular basic cash remuneration paid to him for such period by reason of his employment with that Employer as a Participant, excluding bonuses, overtime pay, and all other kind of remuneration of any kind including, but not limited to pre-paid salary increase advances and lump sum raise payments, and including vacation pay, reductions in cash remuneration under this Plan, reductions to reflect contributions under a plan described in section 125 of the Code and contributions under a cash or deferred arrangement described in section 401(k) of the Code.

2.4 Bonus. For purposes of the Plan, a Participant's "Bonus" from any Employer means the gross annual bonus amount(s) payable to a Participant from the Employer's Annual Incentive Plan or successor plan(s), if any, in effect for the Employer's fiscal year coinciding with the Plan Year (but payable after the end of the Plan Year) otherwise payable in cash, and considered "wages" for FICA and federal income tax withholding; provided, however, that a participant's bonus shall be determined without regard to any reduction to reflect contributions under a plan described in section 125 of the Code or contributions under a cash or deferred arrangement described in section 401(k) of the Code, or any amount deferred under an unfunded, nonqualified plan maintained by the Employer.

2.5 Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                                    SECTION 3

                                 Plan Accounting

3.1 Accounts. For each Participant who has filed a Participation Election, the Committee shall establish an Account. A Participant's Account balance as of any date shall be equal to the amount determined in accordance with the following provisions of this subsection 3.1 based on the Interest Yield then applicable to such Account balance:

(a) first, credit to the Account balance the applicable Interest Yield based on the average Account balance for the previous day;

(b) then, charge to the Account balance the amount of any distributions under the Plan with respect to that Account balance as of that date; and

(c) then, credit to the Account balance the amount to be credited as of that date in accordance with subsection 3.4.

The foregoing provisions shall apply so long as a Participant has an account balance under the Plan even if the Participant's Participation Election has been revoked pursuant to subsection 2.2.

A distribution to a Participant pursuant to the provisions of subsections 5.5 or
5.6 shall not affect the Interest Yield used to determine the Participant's Account balance as of any subsequent date. Accordingly, if any amounts are distributed to or on behalf of a Participant under the Plan at a time when a portion of the Account balance is to be determined in accordance with the Termination Interest Yield, the last three years of deferrals (to the nearest quarter) in the Participant's Account balance shall be recomputed using the Termination Interest Yield from the date each such deferral was first made. If any amounts are distributed to or on behalf of a participant under the Plan at a time when all or any portion of the Account balance is to be determined in accordance with the Retirement Interest Yield, the affected deferrals in the Participant's Account balance shall be recomputed from the date such deferrals were first made, using the Retirement Interest Yield.

3.2 Limit on Crediting of Interest. Notwithstanding the foregoing provisions of this Section 3, a Participant's Account balance shall not be credited with interest in accordance with the provisions of paragraph 3.1(a) with respect to the amount of any payment or distribution for the period occurring after the date as of which such amount is to be paid in accordance with the provisions of the Plan, regardless of the date on which payment is actually made.

3.3 Interest Yield. The applicable "Interest Yield" for any date in any calendar quarter shall be equal to:

(a) for any portion of the Account balance to be determined on the basis of the Termination Interest Yield, the applicable Interest Yield shall be 100% of the Bond Rate for the next preceding calendar quarter; and

(b) for any portion of the Account balance to be determined on the basis of the Retirement Interest Yield, the applicable Interest Yield shall be 130% of the Bond Rate for the next preceding calendar quarter.

The "Bond Rate" for any calendar quarter shall be the composite average yield of industrial and public utility bonds, rated Aaa through Baa for that quarter, as determined from Mergent Bond Record published monthly by Mergent FIS, Inc. (or any successor thereto) or, if such yield is no longer available, a substantially similar average selected by the Committee.

3.4 Crediting Under Participation Election. A Participant's Account balance shall be credited, in accordance with the provisions of paragraph 3.1(c), with the amount by which his cash remuneration from his Employer is reduced pursuant to a Participation Election, as of the date on which such cash remuneration would otherwise have been paid to the Participant by the Employer were it not for the reduction made pursuant to the Participation Election.

3.5 Limit on Distributions. In no event shall the amount distributed under the Plan to any Participant as of any date exceed the amount of his Account balance as of that date.

                                   SECTION 4

                                Termination Date

      A Participant's "Termination Date" is the first to occur of the following dates (but determined without regard to terminations occurring prior to the date on which he commenced participation in the Plan):

(a)        Normal  Retirement.  The  date the  Participant's  employment
           with  the  Employers  and   Affiliates   terminates  for
           reasons other than death after he has attained age 65.

(b)        Early  Retirement.  The  date  the  Participant's  employment
           with  the  Employers  and   Affiliates   terminates  for
           reasons  other than death or his being  Disabled  before
           he has  attained  age 65,  and either (i) at the time of
           such termination, he has attained age 55 and has completed at least ten Years of Service or (ii) his
           termination   of   employment   is   designated  by  the
           Committee as an Early Retirement for purposes of the Plan. For purposes of the Plan, an employee's or Participant's "Years of Service" as of any date shall equal the total number of years, computed to fractional portions thereof, during which he was employed by any entity that either (i) was an Employer or Affiliate at
           the  time  of  such  employment;   or  (ii)  becomes  an
           Employer or Affiliate  after the time of such employment
           but   prior  to  the  date  his   Account   balance   is
           distributed to him.

(c) Disability. The date the Participant's employment with the Employers and Affiliates terminates by reason of his being Disabled. A Participant will be considered to be "Disabled" if he is unable to perform satisfactorily the essential duties of his position with his employer, and such inability is reasonably likely to continue for a period of at least twelve months, all as determined by the Committee.

(d)        Death.  The  date  the  Participant's   employment  with  the
           Employers and Affiliates terminates because of his death.

(e) Resignation or Dismissal. The date the Participant's employment with the Employers and Affiliates terminates for reasons other than his death or his being Disabled and prior to his Normal Retirement or Early Retirement, as described in paragraphs (a) and (b) next above.

                                  SECTION 5

                            Distribution of Benefits

5.1 Normal or Early Retirement Benefit. If a Participant's Termination Date occurs in accordance with paragraph 4(a) or paragraph 4(b) (relating to Normal Retirement or Early Retirement), his Account balance shall be determined based on the Retirement Interest Yield and shall be distributed in accordance with subsection 5.9.

5.2 Disability Benefit. If a Participant's Termination Date occurs in accordance with paragraph 4(c) (relating to disability), his Account balance shall be determined based on the Retirement Interest Yield and shall be distributed in accordance with subsection 5.10.

5.3 Death Benefit. If a Participant's Termination Date occurs on account of his death, his Account balance shall be determined based on the Retirement Interest Yield, and shall be distributed in a lump sum as of the date of his death, as soon as practicable after the date of his death.

5.4 Resignation or Dismissal Benefit. If a Participant's Termination Date occurs in accordance with paragraph 4(e) (relating to resignation or dismissal), his Account balance shall be determined as follows: (a) deferrals made for the three
(3) years immediately prior to his Termination Date shall have the Termination Interest Yield applied and (b) deferrals made prior to the three years immediately before his Termination Date shall have the Retirement Interest Yield applied; and such Account balance shall be distributed in a lump sum as of the Participant's Termination Date, as soon as practicable after such Termination Date.

5.5 Interim Distribution. For Plan Years beginning prior to January 1, 2002, a Participant may elect, as part of his Participation Election, in accordance with subsection 2.2, to have a portion of his Account balance paid to him at the time specified in such election, subject to the following:

(a) A Participant's Participation Election may not provide for receipt of a distribution in accordance with this subsection 5.5 unless: (i) the date selected for the distribution is a January 1 occurring after the fifth anniversary of the date the Participation Election became effective; and (ii) the amount to be distributed pursuant to such Participation Election is not greater than the amount by which his cash remuneration is reduced pursuant to such Participation Election.

(b) A Participant's Participation Election may not provide for more than one date on which distribution shall be made in accordance with this subsection 5.5.

(c)        Any election to receive  benefits at a date  specified  under
           the   Participation   Election  shall  be   irrevocable;
           provided,   however,   that   the   Committee   in   its
           discretion, may, upon the request of the Participant filed with the Committee not less than one year prior to the calendar year during which a distribution is otherwise to be made, defer distribution until his Termination Date.

(d) Any election to receive benefits at the date specified under the Participation Election shall be disregarded if the Participant's Termination Date occurs prior to the date specified under the Participation Election.

(e) Subject to the provisions of the Plan, the amount that a Participant elects to have distributed in accordance with this subsection 5.5 shall be distributed in accordance with such election (without Committee approval being necessary).

5.6 Pre-Termination Hardship Distribution. With the consent of the compensation committee of the Participant's Employer (or, if the Participant is then employed by an Affiliate, the compensation committee of the Company), a Participant who is employed by an Employer or Affiliate may, upon a showing of financial hardship, elect to have paid to him as of any date an amount that does not exceed the lesser of (a) the amount necessary to satisfy the financial hardship or (b) the amount that would be distributable to him under the Plan if the date as of which such payment is to be made were his Termination Date and his Plan benefit were paid in a lump sum. Such distribution will have a five percent (5%) penalty applied. Such penalty amount shall reduce the value of a Participant's Account balance and shall be forfeited. For purposes of the Plan, the term "financial hardship" shall mean a Participant's unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other unforseeable occurrence. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for dependents, shall not be considered to result in a financial hardship.

5.7 Distribution on Change in Control. Upon the occurrence of a Change in Control, the Account balance of each Participant who was employed by an Employer or an Affiliate on the date of such Change in Control shall be determined as of the date of the Change in Control based on the Retirement Interest Yield. The Account balance of each Plan Participant (regardless of any elections that may otherwise be applicable to him under the Plan) shall be distributed in a lump sum as of the date of such Change in Control, as soon as practicable after the date of such Change in Control, but in no event later than 15 days after the occurrence of such Change in Control. Payments under this subsection 5.7 shall be in lieu of any amounts that would otherwise be payable after the date as of which the Participant's Account balance is determined for purposes of payment under this subsection. For purposes of the Plan, "Change in Control" means:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the
           Securities   Exchange  Act  of  1934,  as  amended  (the
           "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares of Common Stock of the
           Company  or  any  voting   securities   of  the  Company
           entitled to vote  generally in the election of directors
           if, as a result of such  acquisition,  such  person owns
           20% or more of either (i) the outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (ii) the combined voting power of
           the  outstanding   voting   securities  of  the  Company
           entitled to vote  generally in the election of directors
           (the   "Outstanding    Company   Voting    Securities");
           provided, however, that for purposes of this subsection 5.7(a), the following acquisitions shall not constitute
           a  Change  in  Control:   (A)  any  acquisition  by  the
           Company,  (B) any  acquisition  by an  employee  benefit
           plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a
           "Company   Plan"),   or  (C)  any   acquisition  by  any
           corporation  pursuant to a  transaction  which  complies
           with subsections (c)(1), (c)(2), and (c)(3) of this definition; provided further, that for purposes of clause (A), if any Person (other than the Company or any Company Plan) shall become the  beneficial  owner of
           20% or more of the  Outstanding  Company Common Stock or
           20%  or  more   of  the   Outstanding   Company   Voting
           Securities by reason of an  acquisition  by the Company,
           and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities (other than  pursuant  to any  dividend  reinvestment  plan  or
           arrangement   maintained   by  the   Company)  and  such
           beneficial   ownership  is  publicly   announced,   such
           additional   beneficial  ownership  shall  constitute  a
           Change in Control; or

(b) Individuals who, as of December 7, 1999, constitute the Board of Directors of the Company (for purposes of this definition, the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming
           a  director   subsequent   to  December  7,  1999  whose
           election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

(c)        Consummation,  including receipt of any necessary  regulatory
           approval,    of    (i)   a    reorganization,    merger,
           consolidation,  or other business combination  involving
           the  Company  or (ii) the sale or other  disposition  of
           more than 50% of the  operating  assets  of the  Company
           (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets
           (or the operating products of such assets) by the Company (any transaction described in part (i) or (ii)
           being   referred  to  as  a  "Corporate   Transaction");
           excluding, however, a Corporate Transaction pursuant to which:

           (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

           (2) no Person (other than the Company, any Company Plan or related trust, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may
                be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding common stock of the ultimate parent entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity; and

            (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction; or

(d) A tender offer (for which a filing has been made with the Securities and Exchange Commission (the "SEC") which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in case of a tender offer described in this subsection (d), the Change in Control will be deemed to have occurred at the first time during the offer period when the Person (as defined in subsection (a) above) making the offer beneficially owns or has accepted for payment stock of the Company with 20% or more of the combined voting power of the then Outstanding Company Voting Securities; or

(e) Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

(f) For purposes of this definition of Change in Control,(i) the term "Company" shall mean Nicor Inc. and shall include any Successor to Nicor Inc.; and (ii) the term "Successor to Nicor Inc." shall mean any corporation,
           partnership,   joint   venture  or  other   entity  that
           succeeds to the interests of Nicor Inc. by means of a merger, consolidation or other restructuring that does not constitute a Change in Control under subsections
           (a), (c) or (d) above.

5.8   Effect of Sale of Employer.  If:

(a) an Employer (including an Affiliate that is deemed to be an Employer pursuant to clause 1.4(b)) ceases to be an Affiliate; or

(b) if all or a portion of the operations of an Employer (including an Affiliate that is deemed to be an Employer pursuant to clause 1.4(b)) are transferred to an entity that is not an Affiliate;

the Account balance of each Affected Participant (regardless of any elections that may otherwise be applicable to him under the Plan) shall be determined based on the Retirement Interest Yield, and shall be distributed in a lump sum as of the date of the event described in paragraph (a) or (b) next above, whichever is applicable, as soon as practicable after such date. For purposes of the Plan, the term "Affected Participant" shall mean each Participant who is employed by an Employer described in paragraph (a) next above immediately prior to the date described in such paragraph (a), and each Participant who is employed with respect to the operations of an Employer that are transferred in a manner described in paragraph (b) next above immediately prior to the date described in such paragraph (b).

5.9 Form of Retirement Benefit Payment. Benefits payable in accordance with the provisions of subsection 5.1 (relating to Normal Retirement and Early Retirement benefits) shall be distributed in accordance with the following provisions of this subsection 5.9:

(a) Benefits shall be paid in annual installments. The amount of each installment payment shall be a fixed amount calculated to amortize the unpaid Account balance in equal annual installments of principal and interest, and shall be based on the Retirement Interest Yield in effect at the time payments commence. The Committee may, in its discretion, recompute the amount of the installment every three (3) years to reflect actual or projected changes in the Retirement Interest Yield. Benefit payments shall cease when the Account balance reaches zero or with the final payment. The final
           year's   balance  shall  equal  the  remaining   Account
           balance.

(b) The payments with respect to a Participant under this subsection 5.9 shall be made in accordance with the following:

           (i) Subject to the following provisions of this paragraph (b), the first such payment under this subsection 5.9 shall be made for the calendar year following the calendar year in which occurs the later of (A) the Participant's 65th birthday, or (B) the Participant's Termination Date; provided, however, that the Participant may elect, in the Participation Election that is filed for the first Plan Year in which he is a Participant in the Plan, to have this paragraph (b) apply to him with respect to all benefits payable under the Plan without regard to the provisions of clause (A) next above.

           (ii) Notwithstanding the provisions of clause (i) next above, the Committee, in its discretion, may, upon the request of the Participant filed with the Committee at least 30 days before installment payments are to begin, request the Employer to pay such benefits paid in a lump sum (in lieu of installments). In his request to the Committee, a Participant must state the reason for requesting a lump sum payment, and must acknowledge that interest that would have been paid during the installment period will be foregone.

           (iii)Except in the case where benefits under this subsection 5.9 are payable in the form of a lump sum, an installment payment shall be made under this subsection 5.9 for each calendar year following the year in which the first installment payment is made; provided that the last installment shall be made for the calendar year in which occurs the 80th anniversary of the Participant's birth.

           (iv) The payment with respect to a Participant under this subsection
                5.9 for any calendar year shall be made as of the January 1 of that year, as soon as practicable thereafter.

           (v) Notwithstanding the provisions of clause (iii) above, the Committee, in its discretion, may, upon the request of the Participant filed with the Committee at least 30 days before installment payments are to begin, direct the Employer to have the last installment made prior to the calendar year in which occurs the 80th anniversary of the Participant's birth.

(c) If the Participant dies before the payment of all of the benefits to which he is entitled under this subsection
           5.9,  payment of his Account  balance shall  continue to
           be made, in accordance  with this subsection 5.9, to his
           Beneficiary    (as   determined   in   accordance   with
           subsection   5.11);   provided,    however,   that   the
           Participant may, by election filed with the Committee before his death, specify that his Account balance
           shall  be  paid   after  his   death  in  fewer   annual
           installments than the applicable number of installments had he survived. The amount of each such installment shall be determined in accordance with paragraph 5.9(a).

5.10 Form of Disability Benefit Payment. Benefits payable in accordance with the provisions of subsection 5.2 (relating to disability benefits) shall be distributed in accordance with the following provisions of this subsection 5.10:

(a) Benefits shall be paid in annual installments. The amount of each installment payment shall be a fixed amount calculated to amortize the unpaid Account balance in equal annual installments of principal and interest, and shall be based on the Retirement Interest Yield in effect at the time payments commence. The Committee may, in its discretion, recompute the amount of the installment every three (3) years to reflect actual or projected changes in the Retirement Interest Yield. Benefit payments shall cease when the Account balance reaches zero or with the final payment. The final
           year's   balance  shall  equal  the  remaining   Account
           balance.

(b) The payments with respect to a Participant under this subsection 5.10 shall be made in accordance with the following:

           (i) Subject to the following provisions of this paragraph (b), the first such payment shall be made as of the Participant's Termination Date, as soon as practicable after that date.

           (ii) Notwithstanding the provisions of clause (i) next above, the Committee in its discretion, may, upon the request of the Participant filed with the Committee within 15 days following his Termination Date, direct the Employer to have such benefits paid in a lump sum (in lieu of installments).

           (iii)Except in the case where benefits under this subsection 5.10 are payable in the form of a lump sum, an installment payment shall be made under this subsection 5.10 for each calendar year following the year in which the first installment payment is made; provided that the last installment shall be made for the calendar year in which occurs the 15th anniversary of the Participant's Termination Date.

            (iv)The payment with respect to a Participant under this subsection
                5.10 for each calendar year following the calendar year in which the Participant's installment payments commence shall be made as of the January 1 of that year, as soon as practicable thereafter.

(c)         Notwithstanding the provisions of paragraph (b) next above:

           (i) If the Participant recovers from his being Disabled, and he returns to the employ of the Employers or Affiliates prior to distribution of his entire Account balance under the Plan, distributions to him on account of his being Disabled shall cease, and the remainder of his Account balance shall thereafter be distributed in accordance with the applicable provisions of the Plan; provided, however, that notwithstanding any other provision of the Plan, his Account balance as of any date occurring on or after the Termination Date that resulted from his being Disabled shall be determined based on the Retirement Interest Yield.

           (ii) If a Participant recovers from being Disabled, does not return to the employ of the Employers or Affiliates, the balance credited to his Account shall continue to be distributed to him in accordance with this subsection 5.10 as though he had not recovered.

           (iii)If the Participant dies before the payment of all of the benefits to which he is entitled under this subsection 5.10, payment of his Account balance shall continue to be made, in accordance with this subsection 5.10, to his Beneficiary; provided, however, that the Participant may, by election filed with the Committee before his death, specify that his Account balance shall be paid after his death in fewer annual installments than the applicable number of installments had he survived. The amount of each such installment shall be determined in accordance with paragraph 5.10(a).

5.11 Designation of Beneficiary. Each Participant from time to time, by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all beneficiary designation forms filed earlier. Except as otherwise specifically provided in this subsection 5.11, if a deceased Participant failed to designate a beneficiary as provided above, or if the designated beneficiary of a deceased Participant dies before him or before complete payment of the Participant's benefits, his benefits shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and his designated beneficiary.

5.12 Distributions to Persons Under Disability. Notwithstanding the provisions of this Section 5, if, in the Committee's opinion, a Participant or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment shall be in lieu of any such payment to such Participant or Beneficiary. Thereafter, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

5.13 Benefit May Not be Assigned or Alienated. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part hereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for payment of any debts, judgements, alimony or separate maintenance owned by the Participant or any other person, or be transferred by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

5.14 Offset. If, at the time payments are to be made under the Plan, the Participant or Beneficiary or both are indebted or obligated to any Employer or Affiliate, then the payments remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness, or obligation, provided, however, that an election by the Committee not to reduce any such payment shall not constitute a waiver of the claim for such indebtedness or obligation.

                                    SECTION 6

                           Claim For Benefit Procedure

6.1 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

(a)   the specific reasons or reasons for the denial of the claim;

(b)   a reference to the relevant  Plan  provisions  upon which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

(d)   an explanation of the Plan's claim review procedure.

6.2 Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of denial of the claim, the claimant may within ninety (90) days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his claim, he may review relevant documents and may submit issues and comments in writing.

6.3 Decision Upon Review of Denial of Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty
(120) days. Such decision shall:

(a)        include specific reasons for the decision;

(b) be written in a manner calculated to be understood by the claimant; and

(c) contain specific references to the relevant Plan provisions upon which the decision is based.

The decision of the Committee shall be final and binding in all respects on both the Company and the claimant.

                                SECTION 7

                                Committee

7.1 Powers of Committee. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

7.2 Delegation by Committee. The Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time.

7.3 Information to be Furnished to Committee. The Employers and Affiliates shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Affiliates as to an employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Salary shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

7.4 Liability and Indemnification of the Committee. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee and the individual members thereof shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance of a Committee function if the Committee or such members did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                    SECTION 8

                            Amendment and Termination

8.1 Amend or Terminate. The Company may, at any time, amend or terminate the Plan, subject to the following:

(a) Subject to the following provisions of this Section 8, neither an amendment nor a termination shall adversely affect the rights of any Participant or beneficiary under the Plan.

(b) The Company may revoke the Participation Election of any and all Participants with respect to cash remuneration that has not been paid on the date such revocation is adopted.

(c) Notwithstanding the foregoing provisions of this Section 8, if the Company, in its sole discretion, determines that the economics of the Plan, as applied to either the Employers or the Participants, have been materially adversely affected by one or more changes in the tax laws, other government action, a material change in the Employers' cost of capital, or any event that is not reasonably within the control of the Employers or the
           Participants:

           (i) the Company may provide that the Account balances of any and all Participants shall be determined based on the Retirement Income Yield (determined subject to the provisions of subparagraph (ii) next below), and shall be distributed in a lump sum as of the date on which the Company took the action providing for such payment, as soon as practicable after such date; and

           (ii) except in the case of circumstances leading to a material adverse effect on the economics of the Plan as applied to the Participants but not the Employers, the Company may reduce the Interest Yield to any rate (including zero) that the Company determines to be appropriate in view of the circumstances leading to the adverse effect on the economics of the Plan for periods after the date on which such reduction is adopted.

Notice of any material amendment shall be given in writing to the Committee and to each Participant and each Beneficiary of a deceased Participant. In the event of a Plan termination, the Company shall continue to be obligated to pay benefits accrued prior to the date of such termination in accordance with the Plan.

8.2 Special Termination. Any other provision of the Plan to the contrary notwithstanding, the Plan shall terminate if the Plan is held to be ERISA Funded or Tax Funded by a federal court, and appeals from that holding are no longer timely or have been exhausted. ERISA Funded shall mean that the Plan does not meet the "unfunded' criterion of the exceptions to the application of Parts 2, 3 or 4 of ERISA. Tax Funded shall mean that the interest of a Participant in the Plan will be includable in the gross income of the participant for federal income tax purposes prior to actual receipt of Plan benefits by the Participant. The Company may terminate the Plan if it determines, based on legal advice which is satisfactory to the Company, that either judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service
(IRS) (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Plan will be held to be ERISA Funded or Tax Funded, and failure to so terminate the Plan could subject the Company or the Participants to material penalties. Upon any such termination, the Company may:

(a) transfer the rights and obligations of the Participants and the Company to a new plan established by the Company, which is not deemed to be ERISA Funded or Tax Funded, but which is similar in all other respect to this Plan, if the Company determines that it is possible to establish such a Plan;

(b) if the Company, in its sole discretion, determines that it is not possible to establish the Plan in (a) above, each participant shall be paid a lump sum benefit equal to the value of the portion of his Account balance;

(c) pay a lump sum benefit equal to the value of the vested portion of the Participant's Account balance to the extent that a federal court has held that the interest of the Participant in the Plan is includable in the gross income of the Participant for federal income tax purposes prior to actual payment of Plan benefits. The value of any amount remaining in the Participant's Account balance shall remain as an obligation of the Company, to be paid to the Participant as provided in the Plan;

(d) pay to a Participant a lump sum benefit equal to the vested portion of a Participant's Account balance if, based on legal advice satisfactory to the Company, there is a significant risk that such Participant will be determined not to be part of a "select group of management or highly compensated employees" for purposes of ERISA.

Any benefit payable under this Section shall be payable as soon as practicable following the Company's determination that the Plan is ERISA Funded or Tax Funded, but in no event later than ninety (90) days following receipt of notice by the Committee that the Plan is ERISA Funded or Tax Funded, or at such other date as may be determined by the Committee in its sole discretion.

A lump sum payment to be made in accordance with this Section shall be paid in cash and shall be subject to the provisions of Section 5.4.

8.3 Special Distribution. Any other provision of the Plan to the contrary notwithstanding, in the event that the IRS prevails in its claims that amounts contributed to the Plan, and/or earnings thereon, constitute taxable income to the Participant or his Beneficiary for any taxable year of his, prior to the taxable year in which such contributions and/or earnings are distributed to the Participant or Beneficiary, or in the event that legal counsel satisfactory to the Company, the trustee and the applicable Participant or Beneficiary renders an opinion that the IRS would likely prevail in such a claim, the amount subject to such tax shall be immediately distributed to the Participant or Beneficiary.

                             APPENDIX A
                Account..........................3.1
                Affiliate........................1.3
                Board............................1.4
                Bond Rate........................3.3
                Bonus............................2.4
                Change-in-Control................5.7
                Code.............................1.3
                Committee........................1.4
                Company..........................1.1
                Disabled.........................4.0
                Effective Date...................1.2
                Employer.........................1.3
                ERISA............................2.1
                ERISA Funded.....................8.2
                Early Retirement.................4.0
                Interest Yield...................3.3
                Nicor Gas........................1.3
                Normal Retirement................4.0
                Plan.............................1.1
                Plan Year........................1.5
                Salary...........................2.3
                Tax Funded.......................8.2
                Termination Date.................4.0
                Years of Service.................4.0

                              Table of Contents

                                                                            Page




SECTION 1    General..............................................1

      1.1  Purpose................................................1

      1.2  Effective Date, Duration of Plan.......................1

      1.3  Affiliates and Employers...............................1

      1.4  Plan Administration, Source of Benefit Payments........1

      1.5  Plan Year..............................................2

      1.6  Applicable Laws........................................2

      1.7  Gender and Number......................................2

      1.8  Notices................................................2

      1.9  Form and Time of Elections.............................2

      1.10 Evidence...............................................2

      1.11 Action by Employers....................................2

      1.12 Defined Terms..........................................2

SECTION 2    Participation........................................3

      2.1  Eligible Participants..................................3

      2.2  Participation Elections................................3

      2.3  Salary.................................................4

      2.4  Bonus..................................................4

      2.5  Plan Not Contract of Employment........................5

SECTION 3    Plan Accounting......................................5

      3.1  Accounts...............................................5

      3.2  Limit on Crediting of Interest.........................5

      3.3  Interest Yield.........................................5

      3.4  Crediting Under Participation Election.................6

      3.5  Limit on Distributions.................................6

SECTION 4    Termination Date.....................................6

SECTION 5    Distribution of Benefits.............................7

      5.1  Normal or Early Retirement Benefit.....................7

      5.2  Disability Benefit.....................................7

      5.3  Death Benefit..........................................7

      5.4  Resignation or Dismissal Benefit.......................7

      5.5  Interim Distribution...................................7

      5.6  Pre-Termination Hardship Distribution..................8

      5.7  Distribution on Change in Control......................8

      5.8  Effect of Sale of Employer............................11

      5.9  Form of Retirement Benefit Payment....................11

      5.10 Form of Disability Benefit Payment....................12

      5.11 Designation of Beneficiary............................14

      5.12 Distributions to Persons Under Disability.............14

      5.13 Benefit May Not be Assigned or Alienated..............14

      5.14 Offset................................................14

SECTION 6    Claim For Benefit Procedure.........................15

      6.1  Claim For Benefits....................................15

      6.2  Request for Review of a Denial of a Claim for
           Benefits..............................................15

      6.3  Decision Upon Review of Denial of Claim for
           Benefits..............................................15


SECTION 7    Committee...........................................16

      7.1  Powers of Committee...................................16

      7.2  Delegation by Committee...............................16

      7.3  Information to be Furnished to Committee..............16

      7.4  Liability and Indemnification of the Committee........16

SECTION 8    Amendment and Termination...........................16

      8.1  Amend or Terminate....................................16

      8.2  Special Termination...................................17

      8.3  Special Distribution..................................18


APPENDIX A   ....................................................19